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                  SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549

                               Form 8-K

          CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
               THE SECURITIES AND EXCHANGE ACT OF 1934



Date of the Report:  October 20, 1994       Commission file number 1-5805
                    ------------------                            -------


                     CHEMICAL BANKING CORPORATION
         ----------------------------------------------------
        (Exact name of registrant as specified in its charter)



     Delaware                                          13-2624428
- ----------------------                     ----------------------
(State or other jurisdiction                     (I.R.S. Employer
 of incorporation)                             Identification No.



270 Park Avenue, New York, NY                               10017
- ------------------------------                     --------------
(Address of principal executive Offices)               (Zip Code)



Registrant's telephone number, including area code (212) 270-6000
                                                    --------------

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Item 5.  Other Events
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1.Chemical Banking Corporation ("the Corporation") announced on
  October 18, 1994, that 1994 third quarter net income was $439 million, or $1.60 per common share, up 24 percent from earnings on a comparable basis of $355 million, or $1.26 per share, in the third quarter of 1993.

  Reported net income in the 1993 third quarter was $502 million, or $1.84 per common share, when the Corporation recognized income tax benefits of $214 million and incurred a one-time merger related charge of $115 million ($67 million after tax).

  For the first nine months of 1994, net income was $1,115 million, an increase of 16 percent from $958 million on a comparable basis in the same period of 1993. Reported net income for the first nine months of 1993 was $1,257 million, when the Corporation benefited from $366 million in accounting changes and tax benefits and incurred the aforementioned one-time merger related charge.

  A copy of the Corporation's Press Release announcing the results of operations for the 1994 third quarter is incorporated herein.



Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits
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The following exhibits are filed with this Report:



    Exhibit Number                             Description
    --------------                 -----------------------------------

         99                         Press Release - 1994 Third Quarter
                                                    Earnings.


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                              SIGNATURE



  Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







                                          CHEMICAL BANKING CORPORATION

                                                  (Registrant)



Dated  October 20, 1994
      -----------------                  by /s/Joseph L. Sclafani
                                            -----------------------

                                              Joseph L. Sclafani
                                                   Controller
                                         [Principal Accounting Officer]



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                            EXHIBIT INDEX




Exhibit Number        Description             Page at Which Located
- --------------        -----------             ---------------------

   99                 Press Release                    5